PD1-98:123429.1








March 29, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Re:  Cleco Corporation
          Registration Statement on Form S-4
          Registration No. 333-71643

Gentlemen:

     Pursuant to Rule 461 of the General Rules and Regulations under the Securities Act of 1933, as amended, Cleco Corporation hereby respectfully requests acceleration of the effectiveness of the above referenced Registration Statement to 2:00 p.m., Eastern time, Wednesday, March 31, 1999, or earlier.

                              Very truly yours,

                              CLECO CORPORATION



                              By:   /s/ Michael P. Prudhomme
                                   Michael P. Prudhomme
                                   Secretary-Treasurer

cc: Mr. David P. Steiner